February 25, 2026
Sezzle Reports Fourth Quarter and Fiscal Year 2025 Results

•GMV reached a new quarterly high of $1.2 billion in 4Q25, representing a 35.3% YoY increase
•Total Revenue jumped 32.2% YoY to $129.9 million for 4Q25
•Net Income Per Diluted Share1 and Adjusted Net Income per Diluted Share1, 2 reached $1.21 in the fourth quarter, representing 72.9% and 68.1% YoY increases, respectively
•For full-year 2025, Total Revenue grew 66.1% YoY to $450.3 million
•Net Income for FY2025 jumped 69.5% YoY to $133.1 million, or $3.72 per diluted share1
•Full-year Adjusted Net Income2 increased 96.6% YoY to $128.4 million, or $3.59 per diluted share1
•The Company increased FY2026 Adjusted Net Income per Diluted Share guidance to $4.70 from $4.35, and introduced FY2026 Total Revenue growth guidance of 25% to 30% and Adjusted Net Income1 guidance of $170.0 million

Sezzle Inc. (NASDAQ:SEZL) (Sezzle or Company) // Purpose-driven digital payment platform, Sezzle, is pleased to update the market on key financial metrics for the quarter and year ended December 31, 2025.

“Our tenth year as a company was our most transformative yet, as we achieved new highs in our top and bottom-line results while advancing our shopping ecosystem," stated Charlie Youakim, Sezzle Executive Chairman and CEO. "By prioritizing higher LTV subscribers and scaling our proprietary shopping features, we have created a platform that delivers daily utility to our consumers. This momentum is clear in our performance: Monthly On-Demand and Subscribers reached a record 918,000 and app sessions surged 51% year-over-year by December. As we enter 2026, we are positioned to sustain this quality of earnings, guiding to Adjusted Net Income of $170 million, representing a 31% year-over-year increase in Adjusted Net Income per Diluted Share."

Fourth Quarter 2025 Highlights
•Gross Merchandise Volume (GMV) reached a new quarterly high of $1.2 billion, a 35.3% YoY increase. This performance was primarily driven by the strategic investment and focus of scaling
1 Per diluted share figures reflect 6-for-1 common stock split effective March 28, 2025.
2 See appendix for a reconciliation of non-GAAP financial measures.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Subscription offerings, alongside peak holiday demand. Consumers transacted 6.6x on average during the quarter, compared to 5.5x last year, supported by targeted subscriber marketing and continued adoption of new shopping features driving higher engagement.
•Total Revenue advanced 32.2% to a new quarterly high of $129.9 million, equating to 11.2% of GMV.
•Monthly On-Demand & Subscribers (MODS) reached 918,000 (rounded to the nearest thousand), reflecting 134,000 new additions during the quarter, primarily driven by Premium and Anywhere, and consistent with the Company's strategic focus on acquiring higher lifetime value consumers.
•Total Operating Expenses grew 10.8% YoY to $74.6 million, well below revenue growth of 32.2%. Despite marketing spend increasing 73.3% YoY to support MODS acquisition, Total Operating Expenses decreased 11.1 percentage points to 57.5% of Total Revenue and 1.5 percentage points to 6.4% of GMV.
•Transaction Related Costs3 declined 1.1 percentage points to 4.0% of GMV from 5.1% in the prior-year period. Favorable repayment performance and conservative holiday season underwriting contributed to Provision for Credit Losses declining 80 bps YoY to 2.0% of GMV, which represented a majority of the margin gain. In absolute terms, Transaction Related Costs rose 5.5% YoY to $46.3 million.
•Operating Income climbed 79.0% YoY to $55.2 million in the quarter. Operating Margin improved 11.1 percentage points to 42.5% of Total Revenue and 1.2 percentage points to 4.8% of GMV, reflecting improved Transaction Related Costs relative to GMV and operating leverage.
•Total Revenue Less Transaction Related Costs2 jumped 53.8% YoY to $83.5 million. This represented 7.2% of GMV and 64.3% of Total Revenue, reflecting YoY gains of 0.8 and 9.0 percentage points, respectively.
•Non-Transaction Related Operating Expenses2 grew 18.9% YoY to $32.0 million, including marketing expense of $9.3 million compared to $5.4 million in 4Q24. As a percentage of Total Revenue, the metric declined 2.8 percentage points YoY to 24.6% despite higher marketing spend.
3 See appendix for a reconciliation of non-GAAP financial measures.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

◦The quarter included $1.3 million in Corporate Strategic Project Costs, consisting of professional services expenses related to the ongoing support for the antitrust litigation and bank charter application, as well as the completion of the Company's capital markets exploration.
•Net Income reached $42.7 million, advancing 68.3% YoY and representing 32.9% of Total Revenue compared to 25.8% in 4Q24. Earnings per Diluted Share4 rose 72.9% YoY to $1.21.
◦Adjusted Net Income5 jumped 64.2% YoY to $42.8 million, representing 33.0% of Total Revenue. The bottom line performance drove a 68.1% YoY jump in Adjusted Net Income per Diluted Share4 to $1.21.
•Adjusted EBITDA5 increased 79.1% YoY to $58.3 million in 4Q25. Adjusted EBITDA Margin expanded 11.8 percentage points to 44.9% of Total Revenue from 33.1% in 4Q24.

Full Year 2025 Highlights
•GMV increased 55.1% YoY to $3.9 billion in FY2025, exceeding the prior-year level of $2.5 billion. Growth reflected the continued expansion of Subscription offerings, the introduction of On-Demand, and higher consumer engagement that supported increased transaction frequency.
•Total Revenue climbed 66.1% YoY to a new annual high of $450.3 million and reached 11.4% of GMV.
•Operating Expenses as a share of Total Revenue declined 9.0 percentage points to a new Company low of 60.7%, while absolute Operating Expenses in FY2025 rose 44.8% YoY to $273.5 million.
•Transaction Related Costs5 improved to 4.3% of GMV in FY2025, down from 4.7% in the prior year. The improvement reflects a lower Transaction Expense as a percentage of GMV, supported by payment processing enhancements and greater adoption of ACH for repayments, along with a lower Net Interest Expense as a percentage of GMV versus the prior year.
•Non-Transaction Related Operating Expenses5 declined 4.1 percentage points YoY to 26.3% of Total Revenue in FY2025, extending Sezzle's track record of year-over-year margin improvement as the Company scaled efficiently.
4 Per diluted share figures reflect 6-for-1 common stock split effective March 28, 2025.
5 See appendix for a reconciliation of non-GAAP financial measures.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

•Operating Income more than doubled, rising 115.0% YoY to $176.8 million. Operating Margin expanded 9.0 percentage points to 39.3%, marking the fourth consecutive year of margin improvement and exceeding the prior annual high of 30.3% from FY2024.
•Total Revenue Less Transaction Related Costs6 grew 86.1% YoY to $281.0 million. This represented 7.1% of GMV and 62.4% of Total Revenue, up from 5.9% and 55.7%, respectively, in FY2024.
•Net Income increased 69.5% YoY to $133.1 million, equating to $3.72 per Diluted Share7. Net Income Margin grew 0.6 percentage points to 29.6%.
◦Adjusted Net Income6 totaled $128.4 million, representing 28.5% of Total Revenue, with Adjusted Earnings per Diluted Share7 of $3.59.
•Adjusted EBITDA6 jumped to $187.7 million in FY2025, more than doubling from $88.7 million in the prior year. Adjusted EBITDA Margin expanded 9.0 percentage points to 41.7%.

Balance Sheet and Liquidity
•As of December 31, 2025, Sezzle had $102.6 million of cash and cash equivalents, $38.5 million of which was restricted.
•The Company had an outstanding principal balance of $141.3 million on its $225.0 million credit facility as of quarter end.
◦On October 30, 2025, Sezzle expanded its total borrowing capacity from $150.0 million to $225.0 million by exercising the $75.0 million accordion feature on its existing facility.
•On December 4, 2025, the Company completed its previously authorized $50 million share repurchase program. Furthermore, on December 15, 2025, the Board of Directors authorized a new $100 million share repurchase program, underscoring management’s confidence in Sezzle’s long-term value and capital position.

6 See appendix for a reconciliation of non-GAAP financial measures.
7 Per diluted share figures reflect 6-for-1 common stock split effective March 28, 2025.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Guidance8,9

	2025 Guidance (November 2025)	2025 Actual	2026 Guidance (November 2025)	2026 Guidance
Total Revenue Growth	60% - 65%	66%	Not Provided	25% - 30%
Adjusted Net Income[8,9]	$120.0M	$128.4M	Not Provided	$170.0M
Adjusted Net Income Per Diluted Share	$3.38	$3.59	$4.35	$4.70

Initiatives Update
•In 2025, Sezzle expanded its ecosystem with a comprehensive suite of in-app enhancements, including Price Comparison, Browser Extension, Express Checkout, Earn Tab, Wishlist, Products Tab, and Sezzle Balance, designed to drive discovery and engagement, contributing to a 51% YoY increase in Monthly Sessions10 by December.
•The Company also strengthened its financial empowerment initiatives, with MoneyIQ surpassing one million lessons completed in its first year, demonstrating strong adoption of Sezzle’s embedded financial education tools.
•Building on this momentum, the Company is accelerating toward its all-in-one app vision in FY2026, seamlessly integrating shopping, flexible payments, and essential services within a single, cohesive ecosystem. Key product and feature launches slated for FY2026 include:
◦Agentic Commerce: An AI-powered shopping assistant designed to personalize product discovery and improve conversion rates.
◦Sezzle Mobile (waitlist live): A competitively priced wireless service on the AT&T network, starting at $29.99 per month. By offering this essential utility, the Company aims to help consumers reduce their recurring monthly phone expense, extending the Company's value proposition beyond the standard checkout to provide tangible savings on everyday bills.
8 See appendix for a reconciliation of non-GAAP financial measures. FY2026 Non‑GAAP adjusted financial guidance reflects add-backs for estimated FY2026 expenses associated with Corporate Strategic Projects.
9 Per diluted share figures reflect 6-for-1 common stock split effective March 28, 2025.
10 A session occurs when a Sezzle Consumer opens the Sezzle app and ends after 30 minutes of inactivity.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

◦Enhanced Long-Term Lending11: Higher credit limits, flexible monthly payments, and broader merchant acceptance across all product groups.
◦User Community and Receipt Scanning & Rewards: Interactive engagement tools designed to foster deeper platform interaction and reward everyday spending activity.

Awards and Accolades
•Sezzle achievements garnered significant national recognition in 2025 from prestigious outlets including TIME, CNBC, and U.S. News & World Report. Additional honors from Bankrate, the Minneapolis / St. Paul Business Journal, and the Global Brand Frontier Awards further underscored the Company’s growing influence across fintech, consumer finance, and brand leadership.
•The Company joined the S&P SmallCap 600 Index in December 2025, marking a milestone in Sezzle’s evolution as a publicly-traded U.S. company.

Chief Financial Officer Transition
•Effective February 1, 2026, Lee Brading was appointed Chief Financial Officer of Sezzle, succeeding Karen Hartje, whose retirement was announced in November 2025. Prior to his appointment, Brading served as Senior Vice President of Corporate Development and Investor Relations at Sezzle.

Upcoming Investor Events
•Sezzle Management will participate in the upcoming investor events:
◦March 10, 2026: Wolfe Research FinTech Forum.
◦March 11, 2026: Oppenheimer Non-Deal Roadshow.

11 Length of loan and APR varies by user and merchant offering and is determined by Sezzle’s long-term lending partner.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Quarterly Conference Call and Presentation
The Company will host its fourth quarter earnings conference call on February 25, 2026, at 5:00pm ET.

To register for the call, please navigate to: https://dpregister.com/sreg/10206440/10341e70e10

All participants can access the webcast using the following link: https://event.choruscall.com/mediaframe/webcast.html?webcastid=WpZCVlkA

Upon registration, participants will receive the dial-in number. Those without internet access or unable to pre-register may dial in by calling: 1-866-777-2509 (US/CA toll free) or 1-412-317-5413 (international toll). A replay will be available until March 4, 2026. To access the replay dial 1-855-669-9658 (US toll free) or 1-412-317-0088 (International toll). Replay access code: 1508112.

In conjunction with the earnings call, the Company will release its presentation on the Sezzle Investor Relations website before the call. Please navigate to the Sezzle Investor Relations website for the presentation that management will review on the call.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

4Q25 GAAP Operating Results

	For the three months ended
($ in thousands)	Dec. 31, 2025	Dec. 31, 2024	YoY Difference
Total Revenue	$129,869	$98,223	32.2%
Operating Expenses	$74,622	$67,352	10.8%
Operating Expenses as % of Total Revenue	57.5%	68.6%	(11.1 ppt)
Operating Expenses as % of GMV	6.4%	7.9%	(1.5 ppt)
Operating Income	$55,247	$30,871	79.0%
Operating Income as % of Total Revenue	42.5%	31.4%	11.1 ppt
Operating Income as % of GMV	4.8%	3.6%	1.2 ppt
Net Income	$42,691	$25,367	68.3%
Net Income as % of Total Revenue	32.9%	25.8%	7.1 ppt
Net Income per Diluted Share	$1.21	$0.70	72.9%

4Q25 Non-GAAP Operating Results12

	For the three months ended
($ in thousands)	Dec. 31, 2025	Dec. 31, 2024	YoY Difference
Non-Transaction Related Operating Expenses	$31,982	$26,899	18.9%
Non-Transaction Related Operating Expenses as % of Total Revenue	24.6%	27.4%	(2.8 ppt)
Transaction Related Costs	$46,323	$43,894	5.5%
Transaction Related Costs as % of Total Revenue	35.7%	44.7%	(9.0 ppt)
Transaction Related Costs as % of GMV	4.0%	5.1%	(1.1 ppt)
Total Revenue Less Transaction Related Costs	$83,546	$54,329	53.8%
Total Revenue Less Transaction Related Costs as % of Total Revenue	64.3%	55.3%	9.0 ppt
Total Revenue Less Transaction Related Costs as % of GMV	7.2%	6.4%	0.8 ppt
Adjusted EBITDA	$58,307	$32,560	79.1%
Adjusted EBITDA Margin	44.9%	33.1%	11.8 ppt
Adjusted Net Income	$42,815	$26,080	64.2%
Adjusted Net Income Margin	33.0%	26.6%	6.4 ppt
Adjusted Net Income per Diluted Share	$1.21	$0.72	68.1%

12 See appendix for a reconciliation of non-GAAP financial measures.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

FY25 GAAP Operating Results

	For the year ended
($ in thousands)	Dec. 31, 2025	Dec. 31, 2024	YoY Difference
Total Revenue	$450,279	$271,128	66.1%
Operating Expenses	$273,490	$188,882	44.8%
Operating Expenses as % of Total Revenue	60.7%	69.7%	(9.0 ppt)
Operating Expenses as % of GMV	6.9%	7.4%	(0.5 ppt)
Operating Income	$176,789	$82,246	115.0%
Operating Income as % of Total Revenue	39.3%	30.3%	9.0 ppt
Operating Income as % of GMV	4.5%	3.2%	1.3 ppt
Net Income	$133,130	$78,522	69.5%
Net Income as % of Total Revenue	29.6%	29.0%	0.6 ppt
Net Income per Diluted Share(1)	$3.72	$2.19	69.9%

(1)Effective March 28, 2025, we performed a 6-for-1 stock split of the Company’s common stock, effected through a stock dividend. Share and per-share amounts have been retroactively adjusted.

FY25 Non-GAAP Operating Results13

	For the year ended
($ in thousands)	Dec. 31, 2025	Dec. 31, 2024	YoY Difference
Non-Transaction Related Operating Expenses	$118,231	$82,503	43.3%
Non-Transaction Related Operating Expenses as % of Total Revenue	26.3%	30.4%	(4.1 ppt)
Transaction Related Costs	$169,280	$120,141	40.9%
Transaction Related Costs as % of Total Revenue	37.6%	44.3%	(6.7 ppt)
Transaction Related Costs as % of GMV	4.3%	4.7%	(0.4 ppt)
Total Revenue Less Transaction Related Costs	$280,999	$150,987	86.1%
Total Revenue Less Transaction Related Costs as % of Total Revenue	62.4%	55.7%	6.7 ppt
Total Revenue Less Transaction Related Costs as % of GMV	7.1%	5.9%	1.2 ppt
Adjusted EBITDA	$187,726	$88,716	111.6%
Adjusted EBITDA Margin	41.7%	32.7%	9.0 ppt
Adjusted Net Income	$128,400	$65,326	96.6%
Adjusted Net Income Margin	28.5%	24.1%	4.4 ppt
Adjusted Net Income per Diluted Share(1)	$3.59	$1.82	97.3%
(1)Effective March 28, 2025, we performed a 6-for-1 stock split of the Company’s common stock, effected through a stock dividend. Share and per-share amounts have been retroactively adjusted.
13 See appendix for a reconciliation of non-GAAP financial measures.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Appendix - Reconciliation of GAAP to Non-GAAP Financial Measures

Reconciliation of Operating Expenses to Non-transaction Related Operating Expenses

	For the three months ended		For the year ended
($ in thousands)	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Operating expenses	$74,622	$67,352	$273,490	$188,882
Transaction expense	(18,966)	(16,074)	(65,961)	(51,364)
Provision for credit losses	(23,674)	(24,379)	(89,298)	(55,015)
Non-transaction related operating expenses	$31,982	$26,899	$118,231	$82,503

Reconciliation of Operating Expenses to Transaction Related Costs

	For the three months ended		For the year ended
($ in thousands)	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Operating expenses	$74,622	$67,352	$273,490	$188,882
Personnel	(13,776)	(14,580)	(54,825)	(51,765)
Third-party technology and data	(3,934)	(2,871)	(14,441)	(9,595)
Marketing, advertising, and tradeshows	(9,298)	(5,364)	(32,191)	(9,740)
General and administrative	(4,974)	(4,084)	(16,774)	(11,403)
Net interest expense	3,683	3,441	14,021	13,762
Transaction related costs	$46,323	$43,894	$169,280	$120,141

Reconciliation of Operating Income to Total Revenue Less Transaction Related Costs

	For the three months ended		For the year ended
($ in thousands)	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Operating income	$55,247	$30,871	$176,789	$82,246
Personnel	13,776	14,580	54,825	51,765
Third-party technology and data	3,934	2,871	14,441	9,595
Marketing, advertising, and tradeshows	9,298	5,364	32,191	9,740
General and administrative	4,974	4,084	16,774	11,403
Net interest expense	(3,683)	(3,441)	(14,021)	(13,762)
Total revenue less transaction related costs	$83,546	$54,329	$280,999	$150,987

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Reconciliation of Net Income to Adjusted EBITDA

	For the three months ended		For the year ended
($ in thousands)	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net income	$42,691	$25,367	$133,130	$78,522
Depreciation and amortization	389	258	1,356	965
Income tax expense (benefit)	8,890	2,362	29,761	(11,205)
Equity and incentive-based compensation	1,340	1,370	6,520	5,193
Other income, net	(17)	(300)	(123)	(354)
Loss on extinguishment of line of credit	—	—	—	260
Fair value adjustment on warrants	—	—	—	1,261
Corporate strategic projects	1,331	62	3,061	312
Net interest expense	3,683	3,441	14,021	13,762
Adjusted EBITDA	$58,307	$32,560	$187,726	$88,716

Reconciliation of Net Income to Adjusted Net Income and Adjusted Net Income per Diluted Share

	For the three months ended		For the year ended
($ in thousands, except for per share numbers)	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net income	$42,691	$25,367	$133,130	$78,522
Discrete tax (benefit) expense(1)	(1,190)	951	(7,668)	(14,675)
Corporate strategic projects	1,331	62	3,061	312
Loss on extinguishment of line of credit	—	—	—	260
Fair value adjustment on warrants	—	—	—	1,261
Other income, net	(17)	(300)	(123)	(354)
Adjusted net income	42,815	26,080	128,400	65,326
Diluted weighted-average shares outstanding	35,328	36,174	35,744	35,890
Adjusted net income per diluted share(2)	$1.21	$0.72	$3.59	$1.82

(1)Adjusted prior periods to include the windfall/shortfall to income tax expense for equity-based compensation.
(2)Effective March 28, 2025, we performed a 6-for-1 stock split of the Company’s common stock, effected through a stock dividend. Share and per-share amounts have been retroactively adjusted.

Investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when we establish reserves for one or more contingencies. Also, our regular reserve reviews may result in adjustments of varying magnitude as additional information regarding claims activity becomes known. Reported results, therefore, may be volatile in certain accounting periods.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Contact Information

Jack Fagan Investor Relations +1 651 240 6001 InvestorRelations@sezzle.com	Erin Foran Media Inquiries +1 651 403 2184 erin.foran@sezzle.com

About Sezzle Inc.
Sezzle is a forward-thinking fintech company committed to financially empowering the next generation. Through its purpose-driven payment platform, Sezzle enhances consumers' purchasing power by offering access to point-of-sale financing options and digital payment services—connecting millions of customers with its global network of merchants. Centered on transparency, inclusivity, and ease of use, Sezzle empowers consumers to manage spending responsibly, take charge of their finances, and achieve lasting financial independence.

For more information visit sezzle.com.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Consolidated Balance Sheets

	As of December 31,
	2025	2024
(in thousands, except per share amounts)	(unaudited)
Assets
Current Assets
Cash and cash equivalents, including amounts held by variable interest entity (“VIE”) of $25,921 and $30,899, respectively	$64,054	$73,185
Restricted cash, current, including amounts held by VIE of $8,245 and $4,096, respectively	8,413	4,850
Notes receivable	283,400	190,665
Allowance for credit losses	(28,505)	(26,103)
Notes receivable, net, including amounts held by VIE of $237,062 and $152,174, respectively	254,895	164,562
Other receivables, net	6,186	3,629
Prepaid expenses and other current assets	18,316	11,393
Total current assets	351,864	257,619
Non-Current Assets
Internally developed intangible assets, net	3,331	2,442
Operating right-of-use assets	665	800
Restricted cash, non-current	30,134	20,275
Deferred tax asset, net of $0 and $3,742 valuation allowance, respectively	13,615	16,905
Other assets	620	331
Total Assets	$400,229	$298,372

Liabilities and Stockholders' Equity
Current Liabilities
Merchant accounts payable	$56,374	$68,967
Other payables, including amounts held by VIE of $1,476 and $1,103, respectively	6,908	7,455
Deferred revenue	5,431	4,234
Other current liabilities	21,053	25,021
Total current liabilities	89,766	105,677
Non-Current Liabilities
Operating lease liabilities	661	823
Line of credit, net of unamortized debt issuance costs of $1,268 and $1,008, respectively, held by VIE	139,991	103,992
Other non-current liabilities	—	45
Total Liabilities	230,418	210,537

Stockholders' Equity*
Common stock and additional paid-in capital, $0.00001 par value; 750,000 shares authorized; 35,130 and 34,786 shares issued, respectively; 33,798 and 33,735 shares outstanding, respectively	194,890	188,589
Treasury stock, at cost: 1,332 and 1,051 shares, respectively	(24,072)	(9,391)
Accumulated other comprehensive loss	(683)	(1,588)
Accumulated earnings (deficit)	(324)	(89,775)
Total Stockholders' Equity	169,811	87,835
Total Liabilities and Stockholders' Equity	$400,229	$298,372

•Effective March 28, 2025, we performed a 6-for-1 stock split of the Company’s common stock, effected through a stock dividend. Share and per-share amounts have been retroactively adjusted.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Consolidated Statements of Operations and Comprehensive Income

	For the years ended December 31,
	2025	2024
(in thousands, except per share amounts)	(unaudited)
Total revenue	$450,279	$271,128

Operating Expenses
Personnel	54,825	51,765
Transaction expense	65,961	51,364
Third-party technology and data	14,441	9,595
Marketing, advertising, and tradeshows	32,191	9,740
General and administrative	16,774	11,403
Provision for credit losses	89,298	55,015
Total operating expenses	273,490	188,882

Operating Income	176,789	82,246

Other Income (Expense)
Net interest expense	(14,021)	(13,762)
Other income, net	123	354
Fair value adjustment on warrants	—	(1,261)
Loss on extinguishment of line of credit	—	(260)
Income before taxes	162,891	67,317

Income tax expense (benefit)	29,761	(11,205)

Net Income	133,130	78,522

Other Comprehensive Income (Loss)
Foreign currency translation adjustment	905	(941)

Total Comprehensive Income	$134,035	$77,581

Net income per share*:
Basic	$3.93	$2.33
Diluted	$3.72	$2.19

Weighted-average shares outstanding*:
Basic	33,910	33,711
Diluted	35,744	35,890

•Effective March 28, 2025, we performed a 6-for-1 stock split of the Company’s common stock, effected through a stock dividend. Share and per-share amounts have been retroactively adjusted.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Consolidated Statements of Cash Flows

	For the years ended December 31,
	2025	2024
(in thousands)	(unaudited)	(As restated)
Operating Activities:
Net income	$133,130	$78,522
Adjustments to reconcile net income to net cash provided from operating activities:
Depreciation and amortization	1,356	965
Provision for credit losses	89,298	55,015
Provision for other credit losses	33,475	10,605
Discount on notes receivable	(735)	460
Equity based compensation and restricted stock vested	6,520	5,193
Amortization of debt issuance costs	532	526
Fair value adjustment on warrants	—	1,261
Impairment losses on long-lived assets	68	48
Gain on sale of fixed assets	(21)	(55)
Loss on extinguishment of line of credit	—	260
Deferred income taxes	3,290	(16,905)
Changes in operating assets and liabilities:
Other receivables	(36,021)	(12,670)
Prepaid expenses and other assets	(6,794)	(4,997)
Merchant accounts payable	(13,036)	(4,345)
Other payables	(572)	1,951
Accrued and other liabilities	(1,816)	13,145
Deferred revenue	1,193	1,595
Operating leases	40	74
Net Cash Provided from Operating Activities	209,907	130,648

Investing Activities:
Purchases and originations of notes receivable, net of proceeds from repayments	(178,874)	(89,749)
Purchase of property and equipment	(655)	(70)
Internally developed intangible asset additions	(2,040)	(1,394)
Net Cash Used for Investing Activities	(181,569)	(91,213)

Financing Activities:
Proceeds from line of credit	180,860	107,427
Payments to line of credit	(144,600)	(97,427)
Payments of debt issuance costs	(792)	(1,106)
Proceeds from stock option exercises	3,731	3,918
Stock subscriptions collected related to stock option exercises	44	39
Proceeds from warrant exercises	—	401
Repurchase of common stock	(64,655)	(23,620)
Net Cash Used for Financing Activities	(25,412)	(10,368)

Effect of exchange rate changes on cash	1,365	(1,456)
Net increase in cash, cash equivalents, and restricted cash	2,926	29,067
Cash, cash equivalents, and restricted cash, beginning of period	98,310	70,699
Cash, cash equivalents, and restricted cash, end of period	$102,601	$98,310

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Consolidated Statements of Cash Flows (continued)

	For the years ended December 31,
	2025	2024
(in thousands)	(unaudited)
Noncash investing and financing activities:
Conversion of accrued profit-sharing incentive plan liabilities to stockholders' equity	$2,301	$—
Conversion of warrant liabilities to stockholders' equity	—	2,229

Supplementary disclosures:
Interest paid	$15,322	$14,047
Income taxes paid:
Federal income taxes paid	21,040
State income taxes paid	6,640
Foreign income taxes paid	385
Total income taxes paid	$28,065	$4,766

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements largely on our management’s current expectations and projections about future events and financial trends affecting the financial condition of our business.

Forward-looking statements generally can be identified by the use of words such as "anticipate," "expect," "plan," "could," "may," "will," "believe," "estimate," "forecast," "goal," "project," other words or expressions of similar meaning (or the negative versions of such words or expressions). These forward-looking statements address various matters including the timing and nature of anticipated new products, our business strategy, future operations, financial performance or other future events. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Applicable risks and uncertainties include, among others: impact of the “buy-now, pay-later” (“BNPL”) industry becoming subject to increased regulatory scrutiny; impact of operating in a highly competitive industry; impact of macro-economic conditions on consumer spending; our ability to increase our merchant network, our base of consumers, and gross merchandise value (GMV); our ability to effectively manage growth, sustain our growth rate and maintain our market share; our ability to maintain adequate access to capital in order to meet the capital requirements of our business; impact of exposure to consumer bad debts and insolvency of merchants; our ability to comply with the applicable requirements of Visa and other payment processors; impact of the integration, support and prominent presentation of our platform by our merchants; impact of any data security breaches, cyberattacks, employee or other internal misconduct, malware, phishing or ransomware, physical security breaches, natural disasters, or similar disruptions; impact of key vendors or merchants failing to comply with legal or regulatory requirements or to provide various services that are important to our operations; our ability to protect our intellectual property rights and third party allegations of the misappropriation of intellectual property rights; impact of the costs of complying with various laws and regulations applicable to the BNPL industry in the United States and Canada; the impact of litigation, regulatory investigations and actions, and compliance issues on our business; significant and sudden declines or volatility in the trading price of our common stock and market capitalization; and other factors identified in the “Risk Factors” section of our most recent Annual Report on Form 10-K (the “Annual Report”) and the Company’s subsequent filings filed with the SEC. Investors should not place undue reliance on forward-looking statements contained in this press release, including any accompanying attachments or oral forward-looking statements that we or persons acting on our behalf may issue, which, except as otherwise noted, speak only as of the date of this press release. Except as required by law, we undertake no obligation to update or revise any forward-looking statements contained in this press release, any accompanying materials, or oral forward-looking statements made in connection with this press release.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Non-GAAP Financial Measures
To supplement our operating results prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), we present the following non-GAAP financial measures: Total revenue less transaction related costs; transaction related costs; non-transaction related operating expenses; adjusted net income; adjusted net income margin; adjusted net income per diluted share; adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”); and Adjusted EBITDA margin. Definitions of these non-GAAP financial measures and summaries of the reasons why management believes that the presentation of these non-GAAP financial measures provide useful information to the Company and investors are as follows:
•Total revenue less transaction related costs is defined as GAAP total revenue less transaction related costs. Transaction related costs is the sum of GAAP transaction expense, provision for credit losses, and net interest expense less certain non-recurring charges as detailed in the reconciliation table of GAAP operating income to non-GAAP total revenue less transaction related costs above. We believe that total revenue less transaction related costs is a useful financial measure to both management and investors for evaluating the economic value of orders processed on the Sezzle Platform.
•Non-transaction related operating expenses is defined as the sum of GAAP personnel; third-party technology and data; marketing, advertising, and tradeshows; and general and administrative operating expenses. We believe that non-transaction related operating expenses is a useful financial measure to both management and investors for evaluating our management of operating expenses not directly attributable to orders processed on the Sezzle Platform.
•Adjusted EBITDA is defined as GAAP net income, adjusted for certain charges including depreciation, amortization, equity and incentive–based compensation, and corporate strategic project costs, as well as net interest expense as detailed in the reconciliation table of GAAP net income to adjusted EBITDA. We believe that this financial measure is a useful measure for period-to-period comparison of our business by removing the effect of certain non-cash and non-recurring charges, as well as funding costs, that may not directly correlate to the underlying performance of our business.
•Adjusted EBITDA margin is defined as Adjusted EBITDA divided by GAAP total revenue. We believe that this financial measure is a useful measure for period-to-period comparison of our business’ unit economics by removing the effect of certain non-cash and non-recurring charges, as well as funding costs, that may not directly correlate to the underlying performance of our business.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

•Adjusted net income is defined as GAAP net income, adjusted for certain charges including discrete tax items, fair value adjustments on warrants, losses on the extinguishment of our lines of credit, corporate strategic project costs, and other income and expense, as detailed in the reconciliation table of GAAP net income to adjusted net income. We believe that this financial measure is useful for period-to-period comparison of our business by removing the effect of certain charges that, in management's view, does not correlate to the underlying performance of our business during a given period.
•Adjusted net income margin is defined as Adjusted net income divided by GAAP total revenue. We believe that this financial measure is a useful measure for period-to-period comparison of our business by removing the effect of certain charges that, in management's view, does not correlate to the underlying performance of our business during a given period.
•Adjusted net income per diluted share is defined as non-GAAP adjusted net income divided by GAAP weighted-average diluted shares outstanding. We believe that this financial measure is a useful measure for period-to-period comparison of shareholder return by removing the effect of certain charges that, in management's view, does not correlate to the underlying performance of our business during a given period.

Additionally, we have included these non-GAAP measures because they are key measures used by our management to evaluate our operating performance, guide future operating plans, and make strategic decisions, including those relating to operating expenses and the allocation of resources. Therefore, we believe these measures provide useful information to investors and other users of this press release to understand and evaluate our operating results in the same manner as our management and board of directors. However, non-GAAP financial measures have limitations, should be considered supplemental in nature, and are not meant as a substitute for the related financial information prepared in accordance with U.S. GAAP. These limitations include the following:

•Total revenue less transaction-related costs is not intended to be measures of operating profit or cash flow profitability as they exclude key operating expenses such as personnel, general and administrative, and third-party technology and data, which have been, and will continue to be for the foreseeable future, significant recurring GAAP expenses.
•Transaction related costs exclude significant expenses such as personnel, general and administrative, and third-party technology and data, which have been, and will continue to be for the foreseeable future, significant recurring GAAP expenses.
•Non-transaction related operating expenses exclude significant expenses, including transaction expense and provision for credit losses, which have been, and will continue to be for the foreseeable future, significant recurring GAAP expenses.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

•Adjusted EBITDA and adjusted EBITDA margin exclude certain charges such as depreciation, amortization, and equity and incentive–based compensation, which have been, and will continue to be for the foreseeable future, recurring GAAP expenses. Further, these non-GAAP financial measures exclude certain significant cash inflows and outflows, which have a significant impact on our working capital and cash.
•Adjusted EBITDA and adjusted EBITDA margin excludes net interest expense, which has a significant impact on our GAAP net income, working capital, and cash.
•Adjusted net income, adjusted net income margin, and adjusted net income per diluted share excludes certain charges such as losses on the extinguishment of our lines of credit, fair value adjustments on our warrants, other income and expense, and discrete tax items which have been, and may be in the future, recurring GAAP expenses. Further, these non-GAAP financial measures exclude certain significant cash inflows and outflows, which have a significant impact on our working capital and cash.
•Long-lived assets being depreciated or amortized may need to be replaced in the future, and these non-GAAP financial measures do not reflect the capital expenditures needed for such replacements, or for any new capital expenditures or commitments.
•These non-GAAP financial measures do not reflect income taxes that may represent a reduction in cash available to us.
•Non-GAAP measures do not reflect changes in, or cash requirements for, our working capital needs.
•Other companies, including companies in our industry, may calculate the non-GAAP financial measures differently or not at all, which reduces their usefulness as comparative measures.

Because of these limitations, you should not consider these non-GAAP financial measures in isolation or as substitutes for analysis of our financial results as reported under GAAP, and these non-GAAP financial measures should be considered alongside other financial performance measures, including net income and other financial results presented in accordance with GAAP. We encourage you to review the related GAAP financial measures and the reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402